Exhibit 99.1

Horizon Pharma Reports Second Quarter 2014 Financial Results and Provides Business Update

Record Second Quarter Net Revenue of $66.1 Million

Company Reiterates Full Year 2014 Guidance and Provides Initial Guidance for 2015

Conference Call and Webcast Today, August 7th, at 8:00 a.m. ET

DEERFIELD, Illinois. – August 7, 2014 – Horizon Pharma, Inc. (NASDAQ: HZNP) today provided an update on the Company’s business and announced financial results for the second quarter ended June 30, 2014.

Quarterly Financial Highlights

•	Total net sales of $66.1 million versus $11.1 million in second quarter of 2013

•	Adjusted EBITDA of $23.8 million

•	Adjusted non-GAAP net income of $20.7 million, or $0.21 non-GAAP diluted earnings per share

•	Cash and cash equivalents of $128.9 million at June 30, 2014

“We saw continued strong revenue and adjusted EBITDA growth in the second quarter, including quarter over quarter sequential net sales growth of 27% and adjusted EBITDA growth of 97%,” said Timothy P. Walbert, chairman, president and chief executive officer. “VIMOVO, DUEXIS and RAYOS each grew double digits in prescriptions and net sales. As a result, we are confident in reiterating our prior net sales guidance range for fiscal 2014 of $270 to $280 million and our adjusted EBITDA range of $80 to $90 million, with expectation of September close of the Vidara acquisition. In addition, we believe we have developed strategies which can allow us to mitigate the effect of the impact of being placed on the Express Scripts and CVS/Caremark exclusion lists in 2015. This, along with a full year of ACTIMMUNE sales, allows us to provide preliminary net sales guidance for 2015 in the range of $380 million to $405 million and preliminary adjusted EBITDA guidance of $150 million to $170 million.”

Second Quarter 2014 Financial Results

•	Total net sales in the second quarter of 2014 were a record $66.1 million, compared with $11.1 million in the second quarter of 2013, representing 495% year over year growth. Quarter over quarter sequential net sales growth was approximately 27% compared with the first quarter of 2014. Consistent with industry practice, as of this quarter the Company will no longer report gross sales or gross-to-net discounts and will be reporting only net sales.

•	Total net sales of VIMOVO®, DUEXIS® and RAYOS® in the second quarter of 2014 were $42.4 million, $17.8 million and $3.9 million, respectively.

•	Gross profit margins were 62% of net sales in the second quarter of 2014 compared with 78% of net sales in the second quarter of 2013, and were 94% of net sales in the second quarter of 2014 and 2013 after excluding depreciation, intangible amortization, expenses associated with a change in estimate of VIMOVO royalty liability and accretion of VIMOVO royalties.

•	Total operating expenses were $48.4 million in the second quarter of 2014, compared to $24.5 million in the second quarter of 2013 and $42.7 million in the first quarter of 2014. Second quarter 2014 operating expenses included $5.8 million related to the Vidara transaction.

520 Lake Cook Road, Suite 520 Deerfield, IL 60015

•	On a GAAP basis, net loss in the second quarter of 2014 was $27.8 million, or $0.38 per share, which includes Vidara acquisition related operating expenses of $5.8 million and $4.3 million in Vidara commitment fee amortization for total Vidara related expenses of $10.1 million, a change in estimate of VIMOVO royalty liability of $13.0 million and a non-cash charge of $11.0 million related to the increase in fair value of the embedded derivative associated with the Company’s convertible senior notes due primarily to an increase in volatility and the market value of the Company’s common stock during the second quarter. As of June 30, 2014, with the recent approval by the Company’s stockholders of shares that would be required to convert the convertible senior notes into common stock, the convertible notes are no longer required to be settled in cash and therefore, the total liability of $324.4 million has been reclassified into equity and there will be no further adjustment of the derivative liability in future periods.

•	Adjusted non-GAAP net income was $20.7 million, or $0.28 adjusted non-GAAP basic earnings per share and $0.21 adjusted non-GAAP diluted earnings per share.

•	Adjusted EBITDA was $23.8 million after excluding the impact of $10.1 million in Vidara acquisition related expenses, $13.0 million for a change in estimate of VIMOVO royalty liability, $11.0 million related to the increase in fair value of the embedded derivative associated with the Company’s convertible senior notes and other non-GAAP adjustments.

•	The Company had cash and cash equivalents of $128.9 million as of June 30, 2014, an increase of $25.5 million from March 31, 2014. During the second quarter of 2014, the Company generated $16.8 million in cash from operating activities or, after excluding payments made in connection with Vidara acquisition expenses, $20.1 million in adjusted non-GAAP cash from operating activities.

First Half 2014 Financial Results

•	Total net sales in the first six months of 2014 were $118.0 million, compared with $19.8 million in the first six months of 2013, representing 495% year over year growth.

•	Total net sales of VIMOVO®, DUEXIS® and RAYOS® in the first six months of 2014 were $76.4 million, $31.7 million and $7.2 million, respectively.

•	Gross profit margins were 73% of net sales in the first six months of 2014 compared with 69% of net sales in the first six months of 2013, and were 95% of net sales in the first six months of 2014, excluding depreciation, intangible amortization, expenses associated with a change in estimate of VIMOVO royalty liability and accretion of VIMOVO royalties, compared to 86% of net sales in the first six months of 2013 on the same basis.

•	Total operating expenses were $91.1 million in the first six months of 2014, compared to $48.0 million in the first six months of 2013.

•	On a GAAP basis, net loss in the first six months of 2014 was $234.0 million, or $3.34 per share, which includes a non-cash charge of $215.0 million related to the increase in fair value of the embedded derivative associated with the Company’s convertible senior notes due primarily to an increase in the market value of the Company’s common stock during the first half of 2014, $14.2 million of Vidara acquisition related expenses and a change in estimate of VIMOVO royalty liability of $13.0 million.

•	Adjusted non-GAAP net income in the first six months of 2014 was $31.7 million, or $0.45 adjusted non-GAAP basic earnings per share and $0.34 adjusted non-GAAP diluted earnings per share.

•	Adjusted EBITDA in the first six months of 2014 was $35.9 million after excluding the impact of $14.2 million in Vidara acquisition related expenses, $13.0 million for a change in estimate of VIMOVO royalty liability, $215.0 million related to the increase in fair value of the embedded derivative associated with the Company’s convertible senior notes and other non-GAAP adjustments.

•	During the first six months of 2014, the Company generated $16.0 million of cash from operating activities, or after excluding payments made in connection with the Vidara acquisition, $24.5 million in adjusted non-GAAP cash from operating activities.

2015 Guidance

Today the Company provided preliminary net revenue guidance for 2015 in the range of $380 million to $405 million and preliminary adjusted EBITDA guidance in the range of $150 million to $170 million, with expectation of September close of the Vidara acquisition. We will review expected net revenue and adjusted EBITDA guidance for 2015 and update as appropriate in the fourth quarter of this year.

Business Update

•	Announced execution of $300 million senior secured credit agreement and early termination of Hart-Scott-Rodino waiting period in connection with the proposed acquisition of Vidara.

•	Announced transition plan and named Paul Hoelscher Executive Vice President and Chief Financial Officer following retirement of Robert De Vaere in September.

•	Appointed H. Thomas Watkins to the Company’s board of directors.

•	Announced additional Notice of Allowance by the U.S. Patent and Trademark Office with claims covering RAYOS.

•	Announced two Notices of Allowance by the U.S. Patent and Trademark Office with claims covering VIMOVO.

Note Regarding Use of Non-GAAP Financial Measures

Horizon provides certain financial measures such as adjusted non-GAAP net income (loss), adjusted non-GAAP net income (loss) per share, non-GAAP gross profit margins and non-GAAP cash from operations, that include adjustments to GAAP figures. These adjustments to GAAP exclude acquisition transaction related expenses as well as non-cash items such as stock compensation, depreciation and amortization, accretion, non-cash interest expense, and other non-cash adjustments such as the increase or decrease in the fair value of the embedded derivative associated with the Company’s convertible senior notes. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are also used and provided by Horizon as non-GAAP financial measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s operational results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the financial statements portion of this press release where the

Company has provided a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures. However, the Company has not provided a reconciliation of full year 2014 adjusted EBITDA outlook to a net income (loss) outlook because certain items that are a component of net income (loss) but not part of adjusted EBITDA, such as the gain (loss) on derivative revaluation associated with the convertible senior notes, stock compensation and acquisition related expenses, cannot be reasonably projected, either due to the significant impact of changes in Horizon’s stock price on derivative revaluation and stock compensation, or the variability associated with acquisition related expenses due to timing and other factors.

Conference Call

At 8:00 a.m. Eastern Time today, Horizon’s management will host a live conference call and webcast to review the Company’s financial and operating results and provide a general business update.

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

Alternatively, please call 1-888-338-8373 (U.S.) or 973-872-3000 (international) to listen to the conference call. The conference ID number for the live call is 80185634. Telephone replay will be available approximately two hours after the call. To access the replay, please call 1-855-859-2056 (U.S.) or 404-537-3406 (international). The conference ID number for the replay is 80185634.

About Horizon Pharma

Horizon Pharma, Inc. (NASDAQ: HZNP) is a specialty pharmaceutical company focused on improving patients’ lives by identifying, acquiring and commercializing differentiated products that address unmet medical needs. The company markets a portfolio of products in the areas of arthritis, pain and inflammatory diseases. The company’s U.S. marketed products are VIMOVO® (naproxen/esomeprazole), DUEXIS® (ibuprofen/famotidine) and RAYOS® (prednisone) delayed-release tablets. The company has announced the acquisition of Vidara Therapeutics International Public Limited Company (“Vidara”) through a reverse merger, which is expected to close in September. Upon the closing of the Vidara transaction, the company will add ACTIMMUNE® (interferon gamma-1b), an orphan product marketed for use in children and adults with chronic granulomatous disease and severe, malignant osteopetrosis, to its portfolio of U.S. marketed products. For more information, please visit www.horizonpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expected 2014 and 2015 net revenue and adjusted EBITDA, the expected timing for closing of the Vidara acquisition and the on-going commercialization of DUEXIS, VIMOVO and RAYOS and future commercialization of ACTIMMUNE. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release, and actual results may differ materially from those in these forward-looking statements as a result of various factors. These factors include, but are not limited to, risks regarding Horizon’s ability to commercialize products successfully, including risks relating to availability of coverage and adequate reimbursement and pricing from government and third party payers and risks relating to the success of our Prescriptions-Made-Easy or PME specialty pharmacy program, whether commercial data regarding DUEXIS, VIMOVO, RAYOS and ACTIMMUNE in the United States for any historic periods are indicative of future results, Horizon’s ability to comply with post-approval regulatory requirements, Horizon’s ability to enforce its intellectual property rights to its products, whether and when Horizon will be able to satisfy the conditions precedent to close its proposed merger with Vidara, Horizon’s ability to execute on its plan to grow through acquisition of or in-licensing additional products or companies where it can execute a targeted commercial approach among specific target physicians and whether any such acquisitions or in-licensing transactions will leverage the Company’s commercial strengths and infrastructure. For a further description of these and other risks facing the Company, please see the risk factors described in the Company’s filings with the United States Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in those filings. Forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update or revise these statements, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, Horizon and Vidara have filed documents with the SEC, including the filing by Horizon of a preliminary proxy statement/prospectus relating to the proposed transaction and the filing by Vidara of a registration statement on Form S-4 that will include the proxy statement/prospectus relating to the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to Horizon stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PRELIMINARY AND DEFINITIVE PROXY/PROSPECTUS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HORIZON, VIDARA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, by directing a request to Horizon’s Investor Relations department at Horizon Pharma, Inc., Attention: Investor Relations, 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or to Horizon’s Investor Relations department at 224-383-3000 or by email to investor-relations@horizonpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Horizon’s website at www.horizonpharma.com under the heading “Investors” and then under the heading “SEC Filings.”

Horizon and its directors and executive officers and Vidara and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Horizon in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Horizon is also included in Horizon’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 13, 2014. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Horizon as described above.

This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	June 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$128,851	$80,480
Restricted cash	738	738
Accounts receivable, net	51,792	15,958
Inventories, net	9,203	8,701
Prepaid expenses and other current assets	7,091	4,888

Total current assets	197,675	110,765
Property and equipment, net	4,031	3,780
Intangible assets, net	120,497	131,094
Other assets	6,161	6,957

Total assets	$328,364	$252,596

Liabilities and Stockholders’ Equity
Current liabilities
Convertible debt, net	$114,786	$—
Accounts payable	15,896	9,921
Accrued trade discounts and rebates	37,584	8,123
Accrued expenses	19,236	15,926
Accrued royalties - current portion	14,869	8,010
Deferred revenues - current portion	2,000	1,330

Total current liabilities	204,371	43,310
Long-term liabilities
Convertible debt, net of current	—	110,762
Derivative liability	—	109,410
Accrued royalties, net of current	30,759	24,982
Deferred revenues, net of current	9,297	9,686
Deferred tax liabilities, net	3,102	3,362
Other long term liabilities	165	166

Total long-term liabilities	43,323	258,368

Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value per share; 200,000,000 shares authorized; 74,285,710 and 66,097,417 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively.	8	7
Additional paid-in capital	774,339	410,430
Accumulated other comprehensive loss	(2,542)	(2,403)
Accumulated deficit	(691,135)	(457,116)

Total stockholders’ equity (deficit)	80,670	(49,082)

Total liabilities and stockholders’ equity	$328,364	$252,596

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net sales	$66,062	$11,131	$117,988	$19,824
Cost of goods sold	24,810	2,394	32,429	6,163

Gross profit	41,252	8,737	85,559	13,661

Operating expenses
Research and development	3,545	2,833	6,378	5,031
Sales and marketing	27,126	16,526	55,821	32,854
General and administrative	17,681	5,182	28,873	10,124

Total operating expenses	48,352	24,541	91,072	48,009

Operating loss	(7,100)	(15,804)	(5,513)	(34,348)
Interest expense, net	(4,207)	(3,442)	(8,414)	(7,045)
Foreign exchange (loss) gain	(284)	454	(322)	(451)
Loss on derivative fair value	(10,965)	—	(214,995)	—
Other expense	(4,333)	—	(5,000)	—

Loss before expense (benefit) for income taxes	(26,889)	(18,792)	(234,244)	(41,844)
Expense (benefit) for income taxes	880	(351)	(225)	(1,232)

Net loss	$(27,769)	$(18,441)	$(234,019)	$(40,612)

Net loss per share-basic and diluted	$(0.38)	$(0.29)	$(3.34)	$(0.65)

Weighted average shares outstanding used in calculating net loss per share - basic and diluted	73,384,801	62,872,173	70,164,267	62,339,285

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Adjusted Non-GAAP Net Income (Loss):
GAAP Net Loss	$(27,769)	$(18,441)	$(234,019)	$(40,612)
Non-GAAP Adjustments:
Change in estimate of VIMOVO royalties	13,033	—	13,033	—
Loss on derivative revaluation	10,965	—	214,995	—
Vidara acquisition costs	10,125	—	14,174	—
Amortization and accretion:
Intangible amortization expense (net of tax effect)	4,683	1,311	9,363	2,635
Amortization of debt discount and deferred financing costs	2,333	919	4,666	1,829
Accretion of royalty liability	2,953	—	2,953	—
Amortization of deferred revenue	(161)	(147)	(322)	(215)
Stock-based compensation	4,160	1,021	6,087	2,100
Depreciation expense	404	299	780	558

Total of non-GAAP adjustments	48,495	3,403	265,729	6,907

Adjusted Non-GAAP Net Income (Loss)	$20,726	$(15,038)	$31,710	$(33,705)

Adjusted Non-GAAP Earnings (Loss) Per Share:
Weighted average shares - basic	73,384,801	62,872,173	70,164,267	62,339,285

Weighted average shares - diluted
Weighted average shares - basic	73,384,801	62,872,173	70,164,267	62,339,285
Common stock equivalents	24,689,011	—	22,955,502	—

Weighted average shares - diluted	98,073,812	62,872,173	93,119,769	62,339,285

Adjusted Non-GAAP Basic Earnings (Loss) Per Share:
GAAP net loss per common share-basic and diluted	$(0.38)	$(0.29)	$(3.34)	$(0.65)
Non-GAAP adjustments	0.66	0.05	3.79	0.11

Adjusted Non-GAAP Basic Earnings (Loss) per share	$0.28	$(0.24)	$0.45	$(0.54)

Adjusted Non-GAAP Diluted Net Income (Loss) Per Share:
Adjusted Non-GAAP net income (loss) per common share-basic	$0.28	$(0.24)	$0.45	$(0.54)
Dilutive earnings per share effect of common stock equivalents	(0.07)	—	(0.11)	—

Adjusted Non-GAAP net income (loss) per common share-diluted	$0.21	$(0.24)	$0.34	$(0.54)

ADDITIONAL GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
EBITDA and Adjusted EBITDA:
GAAP Net Loss	$(27,769)	$(18,441)	$(234,019)	$(40,612)
Depreciation	404	299	780	558
Amortization and accretion:
Intangible amortization expense	5,029	1,634	10,056	3,297
Accretion of royalty liability	2,953	—	2,953	—
Amortization of deferred revenue	(161)	(147)	(322)	(215)
Interest expense, net (including amortization of debt discount and deferred financing costs)	4,207	3,442	8,414	7,045
Expense (benefit) for income taxes	880	(351)	(225)	(1,232)

EBITDA	$(14,457)	$(13,564)	$(212,363)	$(31,159)

Non-GAAP adjustments:
Change in estimate of VIMOVO royalties	13,033	—	13,033	—
Loss on derivative revaluation	10,965	—	214,995	—
Vidara acquisition costs	10,125	—	14,174	—
Stock-based compensation	4,160	1,021	6,087	2,100

Total of Non-GAAP adjustments	$38,283	$1,021	$248,289	$2,100

Adjusted EBITDA	$23,826	$(12,543)	$35,926	$(29,059)

Non-GAAP Gross Profit:
GAAP net sales	$66,062	$11,131	$117,988	$19,824
GAAP cost of goods sold	(24,810)	(2,394)	(32,429)	(6,163)

GAAP gross profit	$41,252	$8,737	$85,559	$13,661

GAAP gross profit %	62%	78%	73%	69%
Non-GAAP Gross Profit:
GAAP gross profit	$41,252	$8,737	$85,559	$13,661
Non-GAAP gross profit adjustments:
Change in estimate of VIMOVO royalties	13,033	—	13,033	—
Intangible amortization expense	5,029	1,634	10,056	3,297
Accretion of royalty liability	2,953	—	2,953	—
Depreciation	148	105	180	175

Total of Non-GAAP adjustments	$21,163	$1,739	$26,222	$3,472

Non-GAAP gross profit	$62,415	$10,476	$111,781	$17,133

Non-GAAP gross profit %	94%	94%	95%	86%
Non-GAAP Cash Provided By (Used) in Operating Activities:
GAAP cash provided by (used in) operating activities	$16,761	$(10,899)	$16,004	$(33,668)
Cash payments related to Vidara acquisition	3,369	—	8,464	—

Non-GAAP cash provided by (used in) operating activities	$20,130	$(10,899)	$24,468	$(33,668)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2014	2013
	(Unaudited)
Cash flows from operating activities
Net loss	$(234,019)	$(40,612)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Change in estimate of VIMOVO royalties	13,033	—
Depreciation and intangible amortization expense	10,836	3,855
Stock-based compensation	6,087	2,100
Royalty accretion	2,953	—
Loss on derivative revaluation	214,995	—
Amortization of debt discount and deferred financing costs	4,666	1,829
Paid in kind interest expense	—	1,525
Foreign exchange loss	322	451
Changes in operating assets and liabilities:
Accounts receivable	(35,835)	(3,880)
Inventories	(510)	(559)
Prepaid expenses and other current assets	(2,211)	(58)
Accounts payable	5,980	(348)
Accrued trade discounts and rebates	29,469	4,181
Accrued expenses	(27)	(386)
Deferred revenues	362	(774)
Deferred tax liabilities	(232)	(1,203)
Other non-current assets and liabilities	135	211

Net cash provided by (used in) operating activities	16,004	(33,668)

Cash flows from investing activities
Purchase of property and equipment	(1,037)	(345)

Net cash used in investing activities	(1,037)	(345)

Cash flows from financing activities
Proceeds from the issuance of common stock in connection with warrant and stock option exercises	32,769	—
Proceeds from the issuance of common stock under an ATM agreement, net of issuance costs	—	3,039
Proceeds from the issuance of common stock through ESPP programs	649	204
Repayment of notes payable	—	(3,978)

Net cash provided by (used in )financing activities	33,418	(735)

Effect of exchange rate changes on cash and cash equivalents	(14)	1

Net increase (decrease) in cash and cash equivalents	48,371	(34,747)
Cash and cash equivalents
Beginning of period	80,480	104,087

End of period	$128,851	$69,340

Contacts:

Robert J. De Vaere

Executive Vice President, Chief Financial Officer

investor-relations@horizonpharma.com

Robert F. Carey

Executive Vice President, Chief Business Officer

bcarey@horizonpharma.com